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                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 19, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedules of Cambrex Corporation (the "Company") as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Company's Annual Report on Form 10-K.


                                                /s/ Coopers & Lybrand L.L.P.

Parsippany, New Jersey
February 18, 1997